As filed with the Securities and Exchange Commission on November 29, 2006
Registration No. 333-70463

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLENBOROUGH REALTY TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
94-3211970
(I.R.S. Employer Identification Number)
400 South El Camino Real, Ste. 1100, San Mateo, California 94402
(650) 343-9300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
G. Lee Burns, Esq.
Vice President, General Counsel and Secretary
400 South El Camino Real, Ste. 1100, San Mateo, California 94402
(650) 343-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Justin Bastian Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
(650) 813-5641

N/A
(Approximate date of commencement of proposed sale to the public)
     If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-70463) of Glenborough Realty Trust Incorporated (the “Company”).
     On November 29, 2006, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 20, 2006, by and among the Company, Glenborough Properties, L.P., Gridiron Holdings LLC and Gridiron Acquisition LLC (“Merger Sub”), the Company will merge with and into Merger Sub, a subsidiary of certain funds managed by Morgan Stanley Real Estate.
     In connection with the Merger, the Company hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on this 29th day of November, 2006.

GLENBOROUGH REALTY TRUST INCORPORATED
By:	/s/ Andrew Batinovich
Andrew Batinovich
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following individuals in the capacities indicated on November 29, 2006.

	Name	Title	Date

	/s/ Andrew Batinovich Andrew Batinovich	President, Chief Executive Officer and Director (Principal Executive Officer)	November 29, 2006

	/s/ Brian S. Peay Brian S. Peay	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 29, 2006

	ROBERT BATINOVICH* Robert Batinovich	Chairman of the Board and Director	November 29, 2006

	PATRICK FOLEY* Patrick Foley	Director	November 29, 2006

	LAURA WALLACE* Laura Wallace	Director	November 29, 2006

* By:	/s/ Andrew Batinovich Andrew Batinovich Attorney-in-Fact		November 29, 2006